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                               PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement"), made and entered into as of February 2, 2001, by and between Omni Nutraceuticals, Inc., a Utah corporation ("Omni"), and Vitacost.com, Inc., a Delaware corporation ("Vita").

                                    RECITALS

     WHEREAS, Vita desires to purchase certain specific assets of Omni related to its HealthZone, Smart Basics, Vitamin Discount and Health Shop internet retail businesses (collectively, the "Business"), and in consideration therefore, issue and deliver to Omni certain shares of Vita Common Stock;

     WHEREAS, the parties intend and believe that it is in their best interests to enter into this Agreement and the other agreements contemplated herein;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions herein contained, the parties hereto do hereby agree as follows:

1.   CLOSING.

     1.1 CONSIDERATION. On the basis of the representations and warranties and subject to the terms and conditions hereinafter set forth, on the Closing Date (as hereinafter defined) unless otherwise indicated, the following shall occur:

     (a) VITA SHALL ISSUE AND DELIVER TO OMNI A STOCK CERTIFICATE FOR SIX MILLION EIGHT HUNDRED THOUSAND (6,800,000) SHARES OF VITA COMMON STOCK (THE "EXCHANGED VITA STOCK");

     (b) Omni shall transfer to Vita all right, title and interest in and to the specific assets set forth on SCHEDULES 1.1(b) attached hereto and all goodwill associated therewith (collectively, the "Transferred Assets").

     (c) Omni shall deliver to Vita a Bill of Sale and Assignment for the Transferred Assets in the form attached hereto as EXHIBIT A (the "Bill of Sale and Assignment");

     (d) As further consideration for the Exchanged Vita Stock, on the Closing Date Omni and Vita shall execute and deliver the Supplier Agreement in the form attached hereto as EXHIBIT B (the "Supplier Agreement"), whereby Omni shall provide Vita with certain rights to sell certain of Omni's products on Vita's website subject to the terms of the Supplier Agreement;



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     (e) As further consideration for the Transferred Assets and in order to further induce Omni to enter into this Agreement, as soon as practicable after the Closing Date, Vita shall execute an agreement (the "NSI Exclusivity Agreement") with Nutraceutical Sciences Institute, Inc. ("NSI") in a form acceptable to Omni and attached hereto as EXHIBIT C whereby NSI shall designate Vita as its exclusive internet retailer for the sale of its products direct to retail customers, and shall sell its products to Vita at cost, subject to the terms of the NSI Exclusivity Agreement;

     1.2 CLOSING DATE. THE CLOSING ("CLOSING") OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE ON A DATE AND AT SUCH TIME AS THE PARTIES MAY AGREE ("CLOSING DATE"), PRIOR TO WHICH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY NOT BE EFFECTUATED. THE PARTIES INTEND THAT THE CLOSING DATE SHALL OCCUR NO LATER THAN FEBRUARY 2, 2001.

     1.3 CLOSING DOCUMENTS TO BE DELIVERED BY OMNI. On the Closing Date, Omni shall deliver to Vita:

     (a) CERTIFICATE. A certificate dated the Closing Date, signed by a duly authorized officer of Omni, stating that all of Omni's representations and warranties set forth in this Agreement are true and correct on and as of the Closing Date as if made on the Closing Date and making such other statements as may be required pursuant to this Agreement;

     (b) BILL OF SALE AND ASSIGNMENT. The Bill of Sale and Assignment executed by Omni;

     (c) SUPPLIER AGREEMENT. The Supplier Agreement executed by Omni; and

     (d) FURTHER INSTRUMENTS. Such further instruments with respect to the transactions contemplated by this Agreement as Omni is required to deliver or as Vita may reasonably request.

     1.4 CLOSING DOCUMENTS TO BE DELIVERED BY VITA. On the Closing Date, Vita shall deliver to Omni:

     (a) CERTIFICATE(S). A certificate dated the Closing Date, signed by a duly authorized officer of Vita, stating that all of Vita's representations and warranties set forth in this Agreement are true and correct on and as of the Closing Date as if made on the Closing Date and making such other statements as may be required pursuant to this Agreement;

     (b) STOCK CERTIFICATES. Certificates for the Exchanged Vita Stock registered in the name of Omni;

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     (c) SUPPLIER AGREEMENT. The Supplier Agreement executed by Vita; and

     (d) FURTHER INSTRUMENTS. Such further instruments with respect to the transactions contemplated by this Agreement as Vita is required to deliver or as Omni may reasonably request.

     1.5 TERMINATION. This Agreement may be terminated by Omni or by Vita at any time prior to the Closing Date if:

     (a) the other party shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of such party contained herein shall be inaccurate in any material respect;

     (b) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement; or

     (c) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

     In the event of termination pursuant to Section 1.5, no obligation, right or liability shall arise hereunder, or under any other instrument or agreement executed by the parties hereto in conjunction with this Agreement and/or the transactions described herein, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

     1.6 RETENTION OF LIABILITIES. Vita shall not assume any obligation to pay, perform or otherwise discharge any liability or obligation of Omni, direct or indirect, known or unknown, absolute or contingent, related to the Business or Transferred Assets, and arising from events occurring on or prior to the Closing Date.

2.   REPRESENTATIONS AND WARRANTIES OF OMNI.

     2.1 ORGANIZATION AND GOOD STANDING; DUE AUTHORIZATION. Omni is a corporation duly organized, validly existing and in good standing under the laws of Utah and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined) upon the business, assets, properties or operations of Omni. The execution


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and delivery of this Agreement does not, and the consummation of the transaction contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Omni's Articles of Incorporation or Bylaws. Omni has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement. Omni has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws and otherwise to consummate the transactions herein contemplated.

     2.2 BINDING OBLIGATION; NO DEFAULT. Omni has duly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not (a) CONTRAVENE, CONFLICT WITH, OR RESULT IN A VIOLATION OF, OR GIVE ANY PERSON (AS DEFINED HEREIN) THE RIGHT TO CHALLENGE ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR TO EXERCISE ANY REMEDY OR OBTAIN ANY RELIEF UNDER, ANY LAW, RULE, REGULATION, JUDGMENT, ORDER, INJUNCTION, DECREE OR RULING OF ANY COURT, TRIBUNAL, ARBITRATOR OR GOVERNMENTAL AUTHORITY, DOMESTIC OR FOREIGN TO WHICH OMNI, OR ANY OF THE ASSETS OWNED OR USED BY OMNI, MAY BE SUBJECT; (b) CONTRAVENE, CONFLICT WITH, OR RESULT IN A VIOLATION OF ANY OF THE TERMS OR REQUIREMENTS OF, OR GIVE ANY PERSON THE RIGHT TO REVOKE, WITHDRAW, SUSPEND, CANCEL, TERMINATE, OR MODIFY, ANY LICENSE, PERMIT OR OTHER AUTHORIZATION THAT IS HELD BY OMNI OR THAT OTHERWISE RELATES TO THE BUSINESS, OR ANY OF THE TRANSFERRED ASSETS; OR (c) CONTRAVENE, CONFLICT WITH, OR RESULT IN A VIOLATION OR BREACH OF ANY PROVISION OF, OR GIVE ANY PERSON THE RIGHT TO DECLARE A DEFAULT OR EXERCISE ANY REMEDY UNDER, OR TO ACCELERATE THE MATURITY OR PERFORMANCE OF, OR TO CANCEL, TERMINATE, OR MODIFY, ANY CONTRACT (AS HEREINAFTER DEFINED) TO WHICH OMNI IS A PARTY. This Agreement constitutes the legal, valid and binding obligation of Omni enforceable against Omni in accordance with its terms, subject to equitable principles affecting creditors generally.

     2.3 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by Omni nor compliance by Omni with the terms and conditions of this Agreement will: (a) require Omni to obtain the consent of any governmental agency; (b) result in any violation or breach of any term of the Articles of Incorporation or Bylaws of Omni; (c) constitute a material default under any indenture, mortgage or deed of trust to which Omni is a party or by which Omni, the Transferred Assets, or any of its other assets may be subject;
(d) cause the creation or imposition of any lien, charge or Encumbrance (as defined herein) on any of the Transferred Assets or any of its other assets; or
(e) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Omni is subject.

     2.4 CONSENTS. Except as set forth in Schedule 2.4, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Omni in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     2.5 SECURITIES WARRANTIES. With respect to the Exchanged Vita Stock to be issued and delivered by Vita to Omni pursuant to Section 1 hereof, Omni hereby represents and warrants to Vita that:

     (a) Omni understands and acknowledges that no registration statement has been filed or is in effect with respect to the Exchanged Vita Stock;

     (b) The Exchanged Vita Stock is being acquired for the account of Omni and not with a view to sale in connection with any distribution of the Exchanged Vita Stock;

     (c) Omni is acquiring the Exchanged Vita Stock hereunder without having received any form of general solicitation or general advertising;

     (d) Omni or its representative, if any, has been provided with, or given reasonable access to, full and fair disclosure of all material information concerning the Exchanged Vita Stock;

     (e) Omni or its Affiliates (as defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act")) has a preexisting personal or business relationship with Vita or certain of its officers, directors or controlling persons, or by reason of its business or financial experience, Omni could reasonably be assumed to have the capacity to represent its own interests in connection with this Agreement;

     (f) Omni understands and hereby acknowledges that the Exchanged Vita Stock will be issued pursuant only to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the Exchanged Vita Stock may bear a legend in a form satisfactory to respective counsel for Vita and Omni and that Vita's reliance upon such exemptions is based, in part, on the representations and warranties made by Omni in this Section;

     (g) OMNI AGREES THAT THE CERTIFICATES TO BE ISSUED IN RESPECT OF THE EXCHANGED VITA STOCK MAY BEAR A LEGEND IN A FORM SATISFACTORY TO RESPECTIVE COUNSEL FOR VITA AND OMNI, reflecting the status of the Exchanged Vita Stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for Vita may be instructed to restrict the transfer of the Exchanged Vita

Stock in accordance with such legend and any other restrictions provided in this Agreement;

     (h) OMNI HEREBY AGREES THAT IT WILL NOT SELL, TRANSFER, HYPOTHECATE, PLEDGE, ASSIGN OR OTHERWISE DISPOSE OF ANY OF THE EXCHANGED VITA STOCK OR ANY SHARES OF VITA COMMON STOCK ISSUED TO OMNI PURSUANT TO SECTION 6.10 HEREOF (OTHER THAN A PLEDGE OF THE EXCHANGED VITA STOCK TO FIRST SOURCE FINANCIAL LLP ("FIRST SOURCE") PURSUANT TO THE CONSENT AND AMENDMENT NO. 5 TO SECURED CREDIT AGREEMENT DATED FEBRUARY 2, 2001 BY AND BETWEEN OMNI, THE LENDERS (AS DEFINED THEREIN) AND FIRST SOURCE AS AGENT FOR THE LENDERS AND EXHIBITS THERETO (COLLECTIVELY, THE "CONSENT") ATTACHED HERETO AS EXHIBIT D), EXCEPT SUBJECT TO
SECTION 6.7 OF THIS AGREEMENT AND PURSUANT TO A REGISTRATION STATEMENT FILED UNDER THE PROVISIONS OF THE SECURITIES ACT, A FAVORABLE NO-ACTION OR INTERPRETIVE LETTER RECEIVED FROM THE COMMISSION OR AN OPINION OF COUNSEL SATISFACTORY TO VITA that such sale, transfer, hypothecation, pledge, assignment or other disposition will not violate the registration requirements of the Securities Act; and

     (i) OMNI HEREBY ACKNOWLEDGES THAT: (i) THE SHARES OF EXCHANGED VITA STOCK REFERRED TO HEREIN ARE BEING ACQUIRED AFTER ADEQUATE INVESTIGATION OF THE BUSINESS PLAN AND PROSPECTS OF VITA; (ii) THAT OMNI IS NOT RELYING UPON THE ACCURACY OF ANY PREDICTIONS AS TO THE FUTURE PROSPECTS OR DEVELOPMENTS OF VITA OR ITS BUSINESS AND IS WELL INFORMED AS TO THE BUSINESS OF VITA AND HAS REVIEWED ITS OPERATIONS AND FINANCIAL STATEMENTS; (iii) OMNI OR ITS PROFESSIONAL ADVISORS HAVE DISCUSSED THE FINANCIAL CONDITION AND BUSINESS OPERATIONS OF VITA WITH THE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS OF VITA AND HAS BEEN AFFORDED THE OPPORTUNITY TO ASK QUESTIONS WITH RESPECT THERETO; AND (iv) OMNI SPECIFICALLY ACKNOWLEDGES THAT THE SHARES OF THE EXCHANGED VITA STOCK ARE SPECULATIVE AND INVOLVE A VERY HIGH DEGREE OF RISK AND THAT THERE CAN BE NO ASSURANCE THAT VITA WILL ACHIEVE ITS BUSINESS OBJECTIVES OR, IN PARTICULAR, THAT IT WILL EVER HAVE CASH AVAILABLE FOR DISTRIBUTION TO ITS SHAREHOLDERS.

     2.6 TITLE TO TRANSFERRED ASSETS. SUBJECT TO THE CONSENT ATTACHED HERETO AS EXHIBIT D, AND EXCEPT AS SET FORTH ON SCHEDULE 2.6, OMNI HAS GOOD AND MARKETABLE TITLE TO AND IS THE SOLE AND EXCLUSIVE OWNER OF THE TRANSFERRED ASSETS, INCLUDING THE TRANSFERRED INTELLECTUAL PROPERTY (AS DEFINED HEREIN), FREE AND CLEAR OF ALL ENCUMBRANCES (AS HEREINAFTER DEFINED). EXCEPT AS CONTEMPLATED BY
SECTION 6.10, UPON DELIVERY TO VITA ON THE CLOSING DATE OF THE INSTRUMENTS OF TRANSFER CONTEMPLATED BY SECTION 1.3, OMNI WILL THEREBY TRANSFER TO VITA GOOD AND MARKETABLE TITLE TO THE TRANSFERRED ASSETS, SUBJECT TO NO ENCUMBRANCES. THE TRANSFERRED ASSETS ARE IN GOOD CONDITION AND REPAIR (SUBJECT TO ROUTINE MAINTENANCE AND REPAIR FOR SIMILAR ASSETS OF LIKE AGE). EXCEPT AS SET FORTH ON
SCHEDULE 2.6, OMNI OWNS FREE AND CLEAR OF ANY ENCUMBRANCES, ROYALTY INTERESTS

OR OTHER RESTRICTIONS OR LIMITATIONS OF ANY NATURE WHATSOEVER, ANY AND ALL OF THE TRANSFERRED ASSETS, INCLUDING THE TRANSFERRED INTELLECTUAL PROPERTY. SUBJECT TO THE CONSENT ATTACHED HERETO AS EXHIBIT D, NO THIRD PARTY HAS ANY RIGHT TO, AND OMNI HAS NOT RECEIVED ANY NOTICE OF CONFLICT WITH ASSERTED RIGHTS OF OTHERS WITH RESPECT TO, ANY OF THE TRANSFERRED ASSETS, INCLUDING THE TRANSFERRED INTELLECTUAL PROPERTY, WHICH, SINGLY OR IN THE AGGREGATE, IF THE SUBJECT OF AN UNFAVORABLE DECISION, RULING OR FINDING, WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE TRANSFERRED ASSETS, BUSINESS AND THE ASSOCIATED GOODWILL.

     NOTWITHSTANDING THE FOREGOING, OMNI MAKES NO REPRESENTATION OR WARRANTY, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED, WITH RESPECT TO THE TRADE NAMES OR TRADEMARKS SET FORTH ON SCHEDULE 1.1(b) (THE "TRANSFERRED TRADEMARKS"). THE TRANSFERRED TRADEMARKS ARE BEING TRANSFERRED TO VITA, AS IS, WHERE IS, WITH ALL FAULTS.

     FOR PURPOSES OF THIS AGREEMENT, THE TERM "TRANSFERRED INTELLECTUAL PROPERTY" MEANS ALL INTELLECTUAL PROPERTY, PROPRIETARY INFORMATION, TRADE SECRETS, AND COPYRIGHTS LISTED ON SCHEDULE 1.1(b), EXCEPT THE TRANSFERRED TRADEMARKS.

     For purposes of this Agreement, the term "Encumbrance" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, equity, option, charge, limitation on voting rights, right to receive dividends, dissenters' or appraisal rights, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     2.7 LITIGATION. THERE IS NO PENDING COMPLAINT, CHARGE, CLAIM, ACTION, SUIT OR ARBITRATION PROCEEDING BEFORE ANY FEDERAL, TERRITORIAL, STATE, MUNICIPAL, OR OTHER COURT OR GOVERNMENTAL OR ADMINISTRATIVE BODY OR AGENCY, OR ANY PRIVATE ARBITRATION TRIBUNAL OR ANY INVESTIGATION OR INQUIRY BEFORE ANY FEDERAL, TERRITORIAL, STATE, MUNICIPAL, OR OTHER COURT OR GOVERNMENTAL OR ADMINISTRATIVE BODY OR AGENCY AGAINST, RELATING TO OR AFFECTING: (i) THE TRANSFERRED ASSETS,
(ii) THE BUSINESS OR (iii) THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     2.8 CUSTOMERS AND REVENUE. THE CD-ROM DESCRIBED IN SCHEDULE 2.6 HEREOF CONTAINS A TRUE, COMPLETE AND CORRECT LIST OF ALL CUSTOMERS OF THE BUSINESS (THE "CUSTOMER LIST"). THE CUSTOMER LIST IS FREELY TRANSFERABLE TO VITA, AND IS NOT SUBJECT TO ANY RESTRICTIONS ON ITS TRANSFER, INCLUDING ANY PROHIBITION OR COVENANT NOT TO SELL, DISCLOSE OR OTHERWISE TRANSFER THE CUSTOMER LIST CONTAINED IN OMNI'S PRIVACY POLICY OR OTHER CONTRACT, OBLIGATIONS OR AGREEMENTS OF OMNI. AS OF THE

CLOSING DATE, THE CUSTOMER LIST SHALL INCLUDE NOT LESS THAN 160,000 VALID CUSTOMER E-MAIL ADDRESSES AND NOT LESS THAN 240,000 VALID MAILING ADDRESSES. TO OMNI'S KNOWLEDGE, THERE IS NO STATE OF FACTS OR CIRCUMSTANCES INVOLVING THE CUSTOMER LIST WHICH OMNI CAN NOW REASONABLY FORESEE WOULD MATERIALLY AND ADVERSELY AFFECT VITA'S ABILITY TO SOLICIT THE CUSTOMERS SET FORTH IN THE CUSTOMER LIST. NET CREDIT CARD RECEIPTS FROM OMNI'S E-COMMERCE AND RETAIL CATALOG FOR THE TWENTY-ONE (21) CALENDAR DAYS ENDED FEBRUARY 21, 2001 WERE NOT LESS THAN EXCESS OF $143,000.

     2.9 ACCURACY OF INFORMATION FURNISHED. To Omni's knowledge, no representation or warranty by Omni contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Vita by Omni and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Omni pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.   REPRESENTATIONS AND WARRANTIES OF VITA.

     3.1 ORGANIZATION AND GOOD STANDING; DUE AUTHORIZATION. Vita is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined) upon the business, assets, properties or operations of Vita. Included in Schedule 3.1 are complete and correct copies of the Certificate of Incorporation and Bylaws of Vita as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Vita's Certificate of Incorporation or Bylaws. Vita has taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement. Vita has full power, authority and legal right and has taken all action required by law, its Certificate of Incorporation, Bylaws and otherwise to consummate the transactions herein contemplated.

     3.2 CAPITALIZATION. The authorized capitalization of Vita consists of 100,000,000 shares of common stock, par value of $0.00001 (the "Vita Common Stock") and 25,000,000 shares of Preferred Stock, par value of $0.00001 per share, no shares of which have been designated as Series A Preferred Stock (collectively, "Vita Preferred Stock"). As of the Closing Date, the number of issued and outstanding shares of Vita Common Stock shall not exceed Twenty Seven Million Four Hundred Thousand (27,400,000) shares and there shall be no issued and outstanding shares of Vita Preferred Stock. Vita Common Stock and Vita Preferred Stock are collectively referred to as "Vita Stock." All issued and outstanding shares of Vita Stock have been duly authorized, validly issued and are fully paid and nonassessable, and none of such shares of Vita Stock were issued in violation of the preemptive or other rights of any Person or, to Vita's knowledge, the provisions of any applicable law, rule or regulation. To Vita's knowledge, Schedule 3.2 sets forth a true and complete and correct list of the shareholders of Vita (the "Vita Shareholders") and the number and class of Vita Stock in the name of each Vita Stockholder.

     3.3 SUBSIDIARIES. Except as set forth in Schedule 3.3, Vita does not have any Subsidiaries (as defined herein) and does not own, beneficially or of record, directly or indirectly, any equity securities or other securities issued by any other Person, or any direct or indirect equity or ownership interest in any other business.

     3.4 OPTIONS AND WARRANTS. Subject to the provisions of Section 6.6(c), as of the Closing Date, the number of shares of Vita Stock subject to Purchase Rights (as defined herein) shall not exceed, in the aggregate, One Million (1,000,000) shares of Vita Stock. As used in this Agreement, "Purchase Rights" shall include: (a) outstanding securities convertible into or exchangeable for any of Vita's capital stock; (b) outstanding options, warrants, calls or other rights, including rights to demand registration or to sell in connection with any registration by Vita under the Securities Act, to purchase or subscribe to capital stock of Vita or securities convertible into or exchangeable for capital stock of Vita; and (c) contracts, agreements, arrangements, commitments, plans or understandings (each, a "Contract") relating to the issuance, sale or transfer of any equity or other security of Vita, other than this Agreement.

     3.5 BINDING OBLIGATION; NO DEFAULT. Vita has duly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not (a) CONTRAVENE, CONFLICT WITH, OR RESULT IN A VIOLATION OF, OR GIVE ANY PERSON THE RIGHT TO CHALLENGE ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR TO EXERCISE ANY REMEDY OR OBTAIN ANY RELIEF UNDER, ANY LAW, RULE, REGULATION, JUDGMENT, ORDER, INJUNCTION, DECREE OR RULING OF ANY COURT, TRIBUNAL, ARBITRATOR OR GOVERNMENTAL AUTHORITY, DOMESTIC OR FOREIGN, TO WHICH VITA, OR ANY OF THE ASSETS OWNED OR USED BY VITA, MAY BE SUBJECT; (b) CONTRAVENE, CONFLICT WITH, OR RESULT IN A VIOLATION OF ANY OF THE TERMS OR REQUIREMENTS OF, OR GIVE ANY PERSON THE RIGHT TO

REVOKE, WITHDRAW, SUSPEND, CANCEL, TERMINATE, OR MODIFY, ANY LICENSE, PERMIT OR OTHER AUTHORIZATION THAT IS HELD BY VITA OR THAT OTHERWISE RELATES TO THE BUSINESS OF, OR ANY OF THE ASSETS OWNED OR USED BY, VITA; OR (c) CONTRAVENE, CONFLICT WITH, OR RESULT IN A VIOLATION OR BREACH OF ANY PROVISION OF, OR GIVE ANY PERSON THE RIGHT TO DECLARE A DEFAULT OR EXERCISE ANY REMEDY UNDER, OR TO ACCELERATE THE MATURITY OR PERFORMANCE OF, OR TO CANCEL, TERMINATE, OR MODIFY, ANY CONTRACT TO WHICH VITA IS A PARTY. This Agreement constitutes the legal, valid and binding obligation of Vita enforceable against Vita in accordance with its terms, subject to equitable principles affecting creditors generally.

     3.6 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by Vita nor compliance by Vita with the terms and conditions of this Agreement will: (a) require Vita to obtain the consent of any governmental agency; (b) result in any violation or breach of any term or provision of the Certificate of Incorporation or Bylaws of Vita; (c) constitute a material default under any indenture, mortgage or deed of trust to which Vita is a party or by which Vita or its property may be subject; (d) cause the creation or imposition of any lien, charge or Encumbrance on any of its assets; or (e) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach of any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Vita is subject.

     3.7 BOOKS AND RECORDS. To Vita's knowledge, the books of account and other financial records of Vita are complete and correct in all material aspects. To Vita's knowledge, the minute books of Vita contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of Vita.

     3.8 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.8(a) are true, complete and correct copies of Vita's audited financial statements, including Vita's audited consolidated balance sheets as of December 31, 1999 and 1998, and the related audited consolidated statements of operations and stockholders' equity (deficit) for the years ended December 31, 1999 and 1998 (the "Vita Audited Financial Statements"). The Vita Audited Financial Statements, together with the notes thereto, fairly present the financial position of Vita at December 31, 1999 and 1998, as the case may be, and the consolidated results of the operations and the changes in stockholders' equity for Vita for the periods covered by the Vita Audited Financial Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods. Attached hereto as Schedule 3.8(b) are true, complete and correct copies of Vita's unaudited financial statements, including Vita's unaudited consolidated balance sheet as of November 30, 2000, and the related unaudited consolidated statements of operations for the eleven (11) month periods ended November 30, 2000 and the related unaudited consolidated statements of stockholders' equity (deficit) for the eleven (11) month period ended November 30, 2000 (the "Vita Unaudited Financial

Statements"). To Vita's knowledge, the Vita Unaudited Financial Statements fairly present the financial position of Vita at November 30, 2000, and the consolidated results of the operations and the changes in stockholders' equity (deficit) for Vita for the periods covered by the Vita Unaudited Financial Statements (the Vita Audited Financial Statements and Vita Unaudited Financial Statements are collectively referred to herein as the "Vita Financial Statements").

     3.9 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.9, to Vita's knowledge, since November 30, 2000, Vita does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of Vita's business and consistent with past practice.

     3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.10, to Vita's knowledge, since November 30, 2000, Vita has not:

     (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by Vita, or which might reasonably be expected to have a material adverse effect on the assets, operations or condition (financial or otherwise) of Vita's business ("Material Adverse Effect"), except that no representation or warranty is made as to general economic conditions or matters affecting Vita's industry generally;

     (b) Suffered any material adverse change in its business or operations;

     (c) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Vita Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Vita Unaudited Financial Statements; and

     (d) Canceled any debts or waived any claims or rights in excess of $5,000.

     3.11 TAX RETURNS. Schedule 3.11 hereto consists of a complete list of all of Vita's Tax Returns and Statements (as defined herein) filed at any time during the three (3) years preceding the date of this Agreement. Except as set forth in Vita's Tax Returns and Statements, to Vita's knowledge, Vita has: (a) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income, sales, gross receipts and all other tax returns and statements required to be filed by Vita or on its behalf and which were due prior to the date of this Agreement (the "Tax Returns and Statements");
(b) paid within the time and in the manner prescribed by law all Taxes (as defined below) due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect; and (c) established adequate reserves for the payment of all unpaid Taxes as of the date of the Vita Financial Statements. To Vita's knowledge, the Tax Returns and Statements are true, complete and accurate in all material respects. No tax assessment or deficiency has been made against Vita nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside. Except as set forth in such Tax Returns and Statements, the Tax Returns and Statements are not presently the subject of any audit or other administrative or court proceeding by any federal, territorial, state, or local governmental agency. Vita has not received any notice that any of the Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed.

     For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees, together with any interest, penalties or other additions, imposed by any governmental authority upon Vita.

     3.12 TRANSACTIONS WITH AFFILIATES. No Affiliate of Vita has any interest, directly or indirectly, in any Contract to which Vita is a party, or any interest in any competitor, supplier or customer of Vita. Except as set forth item by item on Schedule 3.12 hereto, Vita is not indebted, directly or indirectly, to any Affiliate of Vita, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. Except as disclosed on Schedule 3.12, no Affiliate is indebted, directly or indirectly, to Vita. Schedule 3.12 is a complete and accurate list of all employees of Vita owing more than $5,000 in principal (provided that the aggregate principal amount owed by employees to Vita not set forth on Schedule
3.12 shall not exceed $25,000) plus accrued interest, to Vita, other than travel or other employee advances (not exceeding $1,000 to any one individual) in the ordinary course of business, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

     Except for transactions with NSI contemplated hereby and necessary to effect the spin off of the NSI business contemplated by Section 6.9, no Affiliate:(a) is a party to any Contract with Vita pursuant to which it directly provides material services to Vita; or (b) is a party to any Contract with a third party, to which Vita is not a party, but under which Vita receives any material amount of goods or services from said third party.

     3.13 CONTRACTS AND COMMITMENTS. Except as set forth on Schedule 3.13, Vita has not entered into any material Contracts or commitments outside the ordinary course of business.

     3.15 LITIGATION.

     (a) There is no pending complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting: (i) Vita's assets, properties or business of Vita; or (ii) the transactions contemplated by this Agreement.

     (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Vita from conducting or engaging in any aspect of the business of Vita.

     (c) To Vita's knowledge, Vita is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

     3.16 COMPLIANCE WITH LAW. To Vita's knowledge, the operations of Vita are being conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over Vita, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters. To Vita's knowledge, Vita has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

     3.17 ACCURACY OF INFORMATION FURNISHED. To Vita's knowledge, no representation or warranty by Vita contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Omni by Vita and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Vita pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.18 TITLE AND RELATED MATTERS. To Vita's knowledge, Vita has good and marketable title to and is the sole and exclusive owner of all of the properties and assets, inventory, interests in properties and assets, real and personal, including the Intellectual Property (as defined herein) which are reflected in the Vita Financial Statements and the Vita Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all Encumbrances except: (a) statutory liens or claims not yet delinquent;
(b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Vita Schedules. Except as set forth in the Vita Schedules, to Vita's knowledge, Vita owns free and clear of any Encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying Intellectual Property, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Vita's business. Except as set forth in the Vita Schedules, to Vita's knowledge, no third party has any right to, and Vita has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, service or Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the business, operations or financial condition of Vita or any material portion of its properties, assets or rights.

     For purposes of this Agreement, the term "Intellectual Property" means all computer software and software licenses, intellectual property, proprietary information, trade secrets, material and manufacturing specifications, drawings and designs, patents, trademarks, service marks, trade names and copyrights, and applications for and licenses (to or from Vita) with respect to any of the foregoing.

     3.19 TITLE TO THE VITA STOCK. Upon issuance and delivery to Omni of the certificates for the Exchanged Vita Stock described in Section 1 of this Agreement, Omni shall receive good and marketable title to the Exchanged Vita Stock, and all of such Exchanged Vita Stock shall be received by Omni as validly issued, fully paid and nonassessable, free and clear of all Encumbrances (other than any restrictions generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

4. CONDITIONS TO OMNI'S OBLIGATIONS. The obligations of Omni to consummate the transactions contemplated by this Agreement, both at the Closing and subsequently, are subject to the fulfillment at the Closing (unless otherwise indicated) of each of the conditions set forth in this Section 4. Omni may waive any or all of these conditions in whole or in part without prior notice; PROVIDED, HOWEVER, that no such waiver shall constitute a waiver of any of its other rights or remedies, at law or in equity, arising from any breach by Vita of any representation, warranty, covenant or other agreement contained herein.

     4.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Vita in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and Vita shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Vita prior to or at the Closing. Omni shall have been furnished with a certificate, signed by a duly authorized executive officer of Vita and dated the Closing Date, to the foregoing effect.

     4.2 AUTHORIZATION OF ACTIONS. All action on the part of Vita necessary and sufficient to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein shall have been duly and validly taken by Vita, and Omni shall have been furnished with a certificate of the Secretary or Assistant Secretary of Vita setting forth a copy of the resolution or other instrument authorizing the performance of all other transactions provided for in this Agreement.

     4.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Vita.

     4.4 FORM OF DOCUMENTS. The form and substance of all certificates, instruments and other documents delivered to Omni under this Agreement shall be satisfactory in all reasonable respects to Omni and its counsel.

     4.5 DELIVERY OF CLOSING DOCUMENTS. Vita shall have delivered to Omni on the Closing Date the closing documents required to be delivered pursuant to Section
1.4 in form and substance satisfactory to Omni and its counsel.

     4.6 ABSENCE OF PROCEEDINGS. No suit, action, investigation or other proceeding shall be pending or threatened before any court or governmental or regulatory agency or authority, and no suit, action, investigation or other proceeding before any governmental or regulatory agency or authority shall have been threatened, which seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with the Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

     4.9 SUPPLIER AGREEMENT. On or prior to the Closing Date, each of Vita and Omni shall execute and deliver the Supplier Agreement.

5. CONDITIONS TO VITA'S OBLIGATIONS. The obligations of Vita to consummate the transactions contemplated by this Agreement, both at the Closing and subsequently, are subject to the fulfillment at the Closing of each of the conditions set forth in this Section 5. Vita may waive any or all of these conditions in whole or in part without prior notice; PROVIDED, HOWEVER, that no such waiver shall constitute a waiver of any of its other rights or remedies, at law or in equity, arising from any breach by Omni of any representation, warranty, covenant or other agreement contained herein:

     5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Omni in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and Omni shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Omni prior to or at the Closing. Vita shall have been furnished with a certificate, signed by a duly authorized executive officer of Omni and dated the Closing Date, to the foregoing effect.

     5.2 AUTHORIZATION OF ACTIONS. All action on the part of Omni necessary and sufficient to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein shall have been duly and validly taken by Omni, and Vita shall have been furnished with a certificate of the Secretary or Assistant Secretary of Omni setting forth a copy of the resolution or other instrument authorizing the performance of all other transactions provided for in this Agreement.

     5.3 FORM OF DOCUMENTS. The form and substance of all certificates, instruments and other documents delivered to Vita under this Agreement shall be satisfactory in all reasonable respects to Vita and its counsel.

     5.4 DELIVERY OF CLOSING DOCUMENTS. Omni shall have delivered to Vita on the Closing Date the closing documents required to be delivered pursuant to Section
1.3 in form and substance reasonably satisfactory to Vita and their counsel.

     5.5 SUPPLIER AGREEMENT. On or prior to the Closing Date, each of Vita and Omni shall execute and deliver the Supplier Agreement.

     5.6 ABSENCE OF PROCEEDINGS. No suit, action, investigation or other proceeding shall be pending before any court or governmental or regulatory agency or authority, and no suit, action, investigation or other proceeding before any governmental or regulatory authority shall have been threatened, which seeks (or, in the case of investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

     5.7 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Business or the Transferred Assets.

6.   OTHER AGREEMENTS.

     6.1 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, stock powers, financial statements, payments, special payments, funds, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Sections 4 and 5 of this Agreement.

     6.2 POST-CLOSING OBLIGATION TO OBTAIN CONSENTS AND APPROVALS. Vita and Omni shall obtain and deliver to the other party hereto as soon as practicable after the Closing Date all material consents, approvals or authorization of, or declarations, filings or registrations with, any governmental or regulatory authority which is required to be made or obtained by Omni or Vita in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Omni shall execute and deliver, or cause to be executed and delivered, to Vita such other instruments of conveyance and transfer as Vita may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Vita and put Vita in possession of, any part of the Transferred Assets.

     6.3 AGREEMENT CONCERNING CONDITIONS TO CLOSING. Omni and Vita shall agree to use their best efforts to cause the conditions set forth in Sections 4 and 5 to be met prior to the Closing Date.

     6.4 INFORMATION FOR OMNI'S PUBLIC REPORTS.

     (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Vita, Vita shall mail to Omni a copy of the audited balance sheet of Vita and its Subsidiaries (as hereinafter defined) as at the end of such fiscal year and the related statements of income, stockholders' equity and cash flows of Vita and its Subsidiaries for such fiscal year certified by independent certified public accountants selected by Vita.

     (b) As soon as available, but in any event not later than thirty (30) days after the end of each of the first three quarterly periods in each fiscal year of Vita, Vita will mail to Omni a copy of the unaudited balance sheet of Vita and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Vita and its Subsidiaries for such quarterly period and the portion of the fiscal year of Vita and its Subsidiaries through such date.

     (c) Vita represents and warrants to Omni that, to its knowledge, all information so furnished shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

         The term "Subsidiaries" as used in this Agreement shall mean, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the total economic interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         6.5 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the Exchanged Vita Stock to be issued pursuant to this Agreement will be "restricted securities" as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Vita is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, in the event that a public market for the Vita Common Stock shall develop or the Vita Common Stock becomes the subject of a registration statement under the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), Vita will use its best efforts to: (a) make available to Omni on a regular basis not less than semi-annually, business and financial information regarding Vita so as to make available to the stockholders of Vita the provisions of Rule 144 pursuant to subparagraph (c)(1) thereof; and (b) within ten (10) days of a written request of Omni, Vita will provide to Omni written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The covenants set forth in this Section 6.5 shall survive the Closing and the consummation of the transactions herein contemplated.

     6.6 EXCHANGED VITA STOCK - RIGHTS AND PREFERENCES.

     (a) PROTECTION AGAINST DILUTION. Until the IPO Date (as defined herein), Vita shall not issue any shares of its capital stock or Equity Rights (as defined herein), or enter into any agreement in respect of such issuance, other than if the issuance is (i) pursuant to Vita's employee stock option plan(s) approved by the Vita stockholders as of the Closing Date, (ii) pursuant to the issuance of shares of Vita Common Stock in connection with an initial public offering, (iii) pursuant to a conversion or exercise of an issued and outstanding convertible or exercisable security as of the Closing Date, (iv) to Persons with whom Vita has equipment leasing arrangements where the issuance is for non-equity financing, (v) pursuant to the issuance of shares of Vita Common Stock in connection with acquisition of companies, divisions or product lines,
(vi) to Persons for satisfaction of pre-emptive rights or anti-dilution rights existing as of the Closing Date, or (vii) in connection with a transaction pursuant to which Vita offers to Omni the right to participate proportionately according to its Pro Rata Share (as hereinafter defined) as of the date of such proposed issuance and on the same terms and conditions. Any right granted pursuant to clause (viii) of the preceding sentence shall be exercisable by written notice to Vita given within ten (10) days after receipt by Omni of written notice of such proposed issuance. If Omni shall fail to respond to Vita within the 10-day notice period, such failure shall be deemed to be a rejection of its right to participate in the purchase of the securities to be issued. "Pro Rata Share" shall mean, as to Omni, the ratio of the number of Formula Shares (as defined herein) held by Omni to the total number of Formula Shares then held by all Vita stockholders.

     For purposes of this Section 6.6(a), "Equity Rights" shall mean options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests, whether upon conversion of other securities or otherwise.

     For purposes of this Section 6.6(a), "Formula Shares" shall mean the shares of Vita Common Stock and any other shares of capital stock of Vita which Omni may hold or acquire in accordance with the terms of this Agreement, including, without limitation, any shares of capital stock into which such shares of Vita Common Stock or other shares may be converted or changed or any shares of Vita Common Stock or other such shares of capital stock of Vita received by virtue of any dividend, merger, consolidation, recapitalization or otherwise.

     For purposes of this Agreement, "IPO Date" shall mean the date Vita shall have consummated an initial public offering of shares of its common equity securities which are of the same class as the shares of Exchanged Vita Stock pursuant to an effective Registration Statement filed pursuant to the Securities Act.

     (b) BOARD REPRESENTATION. So long as Omni owns ten percent (10%) of the issued and outstanding shares of Vita Common Stock, Omni shall have the right to designate one (1) voting member of the five (5) authorized members of Vita's Board of Directors. If Vita increases the number of authorized members of its Board of Directors, Omni shall have the right to designate the number of members of Vita's Board of Directors equal to the product of the number of authorized members of the Board of Directors multiplied by the percentage of the issued and outstanding Vita Common Stock owned by Omni, provided that any fractional number equal to or less than one-half shall be rounded down to the nearest whole number, and any fractional number greater than one-half shall be rounded up to the nearest whole number; provided, however, that Omni shall have the right to designate at least one (1) voting member of Vita's Board of Directors so long as Omni owns at least ten percent (10%) of the issued and outstanding shares of Vita Common Stock.

     (c) RIGHT OF REDEMPTION.

         (i) OPTIONAL REPURCHASE RIGHT OF EXCHANGED VITA STOCK. Omni shall have the right, at any time after the expiration of four (4) years from the Closing Date, to require Vita to redeem the Exchanged Vita Stock for cash in the amount of Three Million Four Hundred Thousand Dollars ($3,400,000) or, at Vita's option, a promissory note for a term of sixty (60) months payable in equal monthly installments of $56,666.67 per month. Omni shall exercise its rights hereunder by giving Vita written notice of its exercise. Vita shall be obligated to purchase, and Omni shall be obligated to sell, the Exchanged Vita Stock on a date the parties mutually agree which date shall not be more than thirty (30) days after the date of such notice.

         (ii) OPTIONAL REDEMPTION RIGHT OF EXCHANGED VITA STOCK. Vita shall have the right to redeem all, but not less than all, of the shares of the Exchanged Vita Stock at any time during the period beginning on the Closing Date and ending on the fourth-year anniversary of the Closing Date for the following aggregate purchase price:

         (A) if Vita redeems the Exchanged Vita Stock at any time prior to or on the first-year anniversary of the Closing Date, Seven Million Dollars ($7,000,000);

         (B) if Vita redeems the Exchanged Vita Stock at any time after the first-year anniversary date up to and including the second-year anniversary of the Closing Date, Seven Million Seven Hundred Thousand Dollars ($7,700,000);

         (C) if Vita redeems the Exchanged Vita Stock at any time after the second-year anniversary date up to and including the third-year anniversary of the Closing Date, Eight Million Four Hundred Seventy Thousand Dollars ($8,470,000); and

         (D) if Vita redeems the Exchanged Vita Stock at any time after the third-year anniversary date up to and including the fourth-year anniversary of the Closing Date, Nine Million Three Hundred Seventeen Thousand Dollars ($9,317,000).

Vita shall pay the purchase price in cash at the closing of such transaction. Vita shall have the right to redeem the Exchanged Vita Stock from any holder thereof, in the event Omni has transferred any portion of the Exchanged Vita Stock prior to Vita's exercise of its rights hereunder. Vita shall exercise its rights hereunder by giving Omni written notice of its exercise. Vita shall be obligated to purchase, and Omni shall be obligated to sell, the Exchanged Vita Stock on a date the parties mutually agree which date shall not be more than twenty (20) days after the date of such notice.

     6.7 RIGHT OF FIRST REFUSAL.

     (a) Subject to the terms and conditions of the Consent attached hereto as Exhibit D, except for Transfers (as hereinafter defined) to Affiliates of Omni and liquidation or spinoff distributions to the stockholders of Omni on a pro rata basis and until the IPO Date, Omni shall not Transfer (as hereinafter defined) or accept an offer to Transfer any shares of Exchanged Vita Stock to any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (each a

"Person") unless:

         (i) Omni shall have received a bona fide offer in writing from a third party (a "Bona Fide Offer"), which Bona Fide Offer shall provide for the purchase of all or a portion of the shares of Exchanged Vita Stock, and shall have first given written notice (the "Transfer Notice") to Vita stating (i) Omni's intention to transfer all or a portion of the shares of Exchanged Vita Stock pursuant to the Bona Fide Offer, (ii) the number of shares of Exchanged Vita Stock that Omni proposes to transfer, (iii) the name and address of the proposed transferee, and (iv) the offered purchase price per share of the shares of Exchanged Vita Stock to be transferred and the manner of payment thereof. The Transfer Notice shall be accompanied by a copy of the Bona Fide Offer, which shall be in writing and signed by the proposed transferee. If Omni fails to give the Transfer Notice with respect to any such proposed transfer of his shares of Exchanged Vita Stock, then any such purported transfer shall be void and shall not be made or recorded on the books of Vita.

         (ii) Subject to Section 6.7(a)(iii), upon the giving of a Transfer Notice, Vita shall have the irrevocable and exclusive option, but not the obligation, to purchase all, but not less than all, of the shares of Exchanged Vita Stock to be transferred. Such option shall be exercised by so notifying Omni within ten (10) days of the delivery of the Transfer Notice. Failure by Vita to deliver the notice required by this Section 6.7(a)(ii) shall be deemed an election not to purchase the shares of Exchanged Vita Stock proposed to be sold. In addition, Vita shall have the right to exercise its rights pursuant to
Section 6.6(c) of this Agreement.

         (iii) In the event that Vita fails to elect to purchase all of the shares of Exchanged Vita Stock to be Transferred by Omni in accordance with
Section 6.7(a)(ii), the election, if any, made pursuant to said Section shall be void and shall have no force and effect; whereupon, Omni may accept the Bona Fide Offer and effect the proposed Transfer with respect to said shares of Exchanged Vita Stock on the terms of such Bona Fide Offer within a period of 60 days following the delivery of the Transfer Notice (the "Third Party Closing Date"). If the proposed Transfer is not completed on or before the Third Party Closing Date, then the Bona Fide Offer shall be deemed withdrawn and no Transfer shall be effected except pursuant to a new Bona Fide Offer.

         (iv) Unless Omni and Vita otherwise agree, if the shares of Exchanged Vita Stock to be Transferred are purchased by a party hereto pursuant to this
Section 6.7, then such purchase or purchases shall be completed (the "Section
6.7 Closing") at the principal executive offices of the Company, at 10:00 A.M. local time on the date 60 days following the delivery of the Transfer Notice (the "Section 6.7 Closing Date").

     (b) FIRST REFUSAL PRICE. Any shares of Exchanged Vita Stock purchased by Vita pursuant to this Section 6.7 shall be purchased at a purchase price per share equal to the purchase price per share set forth in Omni's Bona Fide Offer.

     (c) PAYMENT, DELIVERY OF CERTIFICATES, ETC.

         (i) If Vita purchases any shares of Exchanged Vita Stock pursuant to the provisions of this Section 6.7, at the Section 6.7 Closing Vita shall pay the purchase price in the manner set forth in the Bona Fide Offer as disclosed in the Transfer Notice (if notes are provided for in the Bona Fide Offer then the notes shall be the notes of Vita).

         (ii) At the Section 6.7 Closing, Omni shall deliver to Vita duly endorsed for transfer with all required stock transfer tax stamps affixed thereto, certificates for all of the shares of Exchanged Vita Stock being purchased by Vita and sold at the Section 6.7 Closing and, in addition, such signature guarantees and other documents as may be reasonably requested in order to Omni's title to such shares of Exchanged Vita Stock and its authority to act in connection with the sale thereof. For purposes of this Section 6.7, "Transfer" shall mean the making of any sale or exchange with respect to the transfer of the shares of Exchanged Vita Stock pursuant to a Bona Fide Offer.

     (d) CONDITION OF TRANSFER. Prior to any Transfer of the Exchange Vita Stock, Omni (and any subsequent holder) shall cause the proposed transferee to deliver to Vita a written instrument, in form and substance satisfactory to Vita, agreeing to be bound by the terms of Section 6.6(c), unless the provisions of Section 6.6(c) shall otherwise terminate.

     6.8 NON-COMPETITION AGREEMENT. Each of Omni and Vita shall enter into the Non-Competition Agreement in the form attached hereto as EXHIBIT E.

     6.9 NSI DIVIDEND. As soon as practicable after the Closing Date, Vita shall transfer, by written agreement executed by Vita and NSI, all of Vita's assets and liabilities relating to the Nutraceutical Sciences Institute business to NSI, and Vita shall declare a dividend of all of the stock of NSI to the Vita Stockholders of record as of January 31, 2001. Accordingly, Omni understands and agrees that it will not be entitled to any shares of NSI when such dividend is paid to such Vita Stockholders. Omni further acknowledges that Vita has agreed to transfer all of its business, assets and liabilities relating to its Nutraceutical Sciences Institute business to NSI in return for no consideration. Omni hereby releases and agrees that it will not assert any claims that it may have now or in the future arising from the transfer of the Nutraceutical Sciences Institute business to NSI for no consideration and the dividend of all of the shares of NSI to shareholders of record as of January 31, 2001.

     6.10 ISSUANCE OF ADDITIONAL VITA COMMON STOCK. In the event that the number of issued and outstanding shares of Vita Common Stock exceeds Twenty Seven Million

Four Hundred Thousand (27,400,000) shares on the closing date, Vita shall issue To Omni additional shares of Vita common stock equal to one additional share of Vita common stock for each four shares of issued and outstanding Vita common stock that exceeds twenty seven million four hundred thousand (27,400,000) shares on the closing date. In the event that the total number of shares of Vita common stock subject to purchase rights (as defined in section 3.4 hereof) exceeds one million (1,000,000) shares, Vita shall issue to Omni additional shares of Vita common stock equal to one additional share of Vita common stock for each four shares of Vita common stock subject to purchase rights that exceeds one million shares on the closing date. The provisions of this section
6.10 shall not preclude other rights or remedies in law or in equity or otherwise that Omni may have in connection with the transactions contemplated by this agreement.

     6.11 FURTHER ASSURANCES. (a) Omni shall cooperate with Vita and promptly supply all information and documents requested by Vita, in connection with Vita's efforts to obtain the federal trademark registrations for the names "HealthZone", "Smart Basic," "Vitamin Discount," and "Healthshop," and to transfer such trademark and any rights thereto to Vita; and

     (b) Omni, at its sole cost and expense, shall complete the registration of the domain names "healthzone.com," "healthshop.com," "SmartBasic.com," and Vitamin Discount.com" and to transfer such domain names and any rights thereto to Vita.

     (c) Within three days of the Closing Date, Omni shall destroy, and cause all of its employees, officers, agents and directors to destroy, all of its copies of the Customer List, written and electronic, and shall deliver to Vita a certificate signed by its chief technology officer that, to his knowledge, after reasonable investigation, all copies of the Customer List have been destroyed.

     6.12 NSI EXCLUSIVE. As soon as practicable after the Closing Date, each of Vita and NSI shall execute and deliver the NSI Exclusivity Agreement and provide Omni with a copy thereof.

     6.13 CUSTOMER TRANSITION. Immediately following the Closing, each of Vita and Omni shall cooperate with each other to do the following:

     (a) Within three days of the Closing Date, Omni shall have arranged for automatic call forwarding of all local and toll free telephone calls relating to customer orders for products of the Business, and within thirty days transferred control of such phone numbers to Vita.

     (b) Within three days of the Closing Date, Omni shall have arranged for the forwarding of all internet traffic from the web sites and domain names contained in the

Transferred Assets to Vita's web site (www.vitacost.com).

     (c) Within three days after the Closing Date, Omni shall have arranged for the forwarding of all mail-orders for the products of the Business to Vita.

     6.14 CONFIDENTIALITY POLICY FOR CUSTOMER LIST. From and after the Closing Date, Vita shall only disclose and/or use the Customer List in accordance with Vita's privacy policy posted on Vita's website.

7.   INDEMNIFICATION; NOTICE OF BREACH.

     7.1 VITA'S INDEMNIFICATION. After the Closing and for a period of fifteen
(15) months thereafter, Vita shall protect, defend, indemnify and hold harmless Omni, its parents, subsidiaries, officers, directors, employees, successors and assigns from and against any losses, damages (but not including consequential damages and penalties) and expenses (including, without limitation, reasonable counsel fees, costs and expenses incurred in investigating and defending against the assertion of such liabilities) which may be sustained, suffered or incurred by them and which arise from any breach by Vita of its representations, warranties and covenants in this Agreement.

     7.2 OMNI'S INDEMNIFICATION. After the Closing and for a period of fifteen
(15) months thereafter, Omni shall protect, defend, indemnify and hold harmless Vita, its parents, subsidiaries, officers, directors, employees, successors and assigns from and against any losses, damages (but not including consequential damages and penalties) and expenses (including, without limitation, reasonable counsel fees, costs and expenses incurred in investigating and defending against the assertion of such liabilities) which may be sustained, suffered or incurred by them and which arise from any breach by Omni of its representations, warranties and covenants in this Agreement.

     7.3 NOTICE. If any action, suit or proceeding shall be commenced, or any claim or demand shall be asserted, in respect or which one party (the Indemnitee) proposes to demand indemnification under Section 7.1 or 7.2, the party from which indemnification is sought (the "Indemnitor") shall be notified to that effect with reasonable promptness and shall have the right to assume the entire control of (including the selection of counsel), subject to the right of the Indemnitee to participate (with counsel of its choice) in, the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) the employment of such counsel by the Indemnitee has been specifically authorized by the Indemnitor, or
(b) the named parties to any such action (including any impleaded parties) include both the Indemnitee and the Indemnitor and the Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor. The Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement, including, without limitation, by making available all pertinent information under its control to the Indemnitor. The

Indemnitor shall not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee; provided, however, that in the event the approval described above is withheld, then the liabilities of the Indemnitor shall be limited to the total sum representing the amount of the proposed compromise or settlement and the amount of counsel fees accumulated at the time such approval is withheld.

8.   MISCELLANEOUS.

     8.1 BROKERAGE AND FINDER'S FEES. Omni and Vita represent to and agree with each other that no broker or finder has been or shall be involved in any manner in the negotiation or consummation of the transactions contemplated hereby. Omni agrees to indemnify and save Vita harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finder's fees or commissions in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation made or alleged to have been made by Omni. Vita agrees to indemnify and save Omni and one or more of its subsidiaries harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finder's fees or commissions in connection with the transactions contemplated by this Agreement asserted by any Person or Persons on the basis of any statement or representation made or alleged to have been made by Vita.

     8.2 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear all of its own costs and expenses incurred by it in connection with this Agreement.

     8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Omni in this Agreement or in any certificate, instrument or document delivered at Closing pursuant to this Agreement shall survive for a period of fifteen months following the Closing, except Omni's representation and warranty contained in the first two sentences of Section 2.6 regarding title to the Transferred Assets, which shall survive without limitation. The representations and warranties of Vita in this Agreement or in any certificate, instrument or document delivered at the Closing pursuant to this Agreement shall survive for a period of fifteen months following the Closing, except Vita's representation and warranty contained in Section 3.19 regarding title to the Exchange Vita Stock, which shall survive without limitation.

     8.4 LAW, FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida. The parties hereby waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute between or among them, such dispute shall be resolved exclusively by arbitration to be conducted in accordance with the rules of JAMS/Endispute ("JAMS") applying the laws of the State of Florida. Any arbitration proceeding shall be brought before JAMS arbitrators sitting in Palm Beach County, the State of Florida. The parties agree that such arbitration shall be conducted by a three (3) member panel (the "Arbitration Panel"). The procedure for selecting arbitrators shall be that Omni and Vita shall each choose one (1) arbitrator, and the two (2) selected arbitrators shall choose the third arbitrator who shall be the Chairman of the Arbitration Panel. By mutual agreement, Omni and Vita may jointly waive the right to a three (3) member Arbitration Panel and have an arbitration proceeding conducted by a single arbitrator, as mutually selected by the parties. The rules of procedure for such arbitration proceeding shall be as determined by the Arbitration Panel (or single arbitrator, as applicable), and the arbitration award shall include factual findings and conclusions of law. The parties understand that any award rendered by the arbitrator shall be final and binding and judgment may be entered on it, as provided by law, and that the right to appeal or seek modification thereof is limited.

     8.5 NOTICES. All notices and other communications and legal process shall be in writing and shall be personally delivered, transmitted by overnight courier by telecopier and followed by first class mail, or transmitted by registered or certified mail, postage prepaid, with return receipt requested, as elected by the party giving such notice, addressed as follows:

IF TO VITA:                VITACOST.COM, INC.
                           2049 HIGH RIDGE ROAD
                           BOYNTON BEACH, FLORIDA 33426
                           ATTN:    WAYNE GORSEK
                           TEL: (561) 752-8888
                           FAX: (561) 752-8900

WITH A COPY TO:            SHEFSKY & FROELICH LTD.
                           444 NORTH MICHIGAN, SUITE 2500
                           CHICAGO, ILLINOIS 60611
                           ATTN: MITCHELL D. GOLDSMITH
                           TEL:  (312) 836-4006
                           FAX: (312) 527-5921

IF TO OMNI:                OMNI NUTRACEUTICALS, INC.
                           5310 BEETHOVEN STREET
                           LOS ANGELES, CALIFORNIA 90066
                           ATTN: PRESIDENT
                           TEL:  (310) 306-3636
                           FAX: (310) 306-4840

WITH A COPY TO:            LUCE, FORWARD, HAMILTON & SCRIPPS, LLP
                           1990 SOUTH BUNDY DRIVE, SUITE 790
                           LOS ANGELES, CALIFORNIA 90025
                           ATTN: JEFFREY P. BERG, ESQ.

                           TEL: (310) 820-0083
                           FAX: (310) 820-8313

NOTICES SHALL BE DEEMED TO HAVE BEEN GIVEN: (i) ON THE FIFTH BUSINESS DAY AFTER POSTING, IF MAILED AS PROVIDED ABOVE, (ii) ON THE DATE OF RECEIPT IF DELIVERED PERSONALLY OR BY OVERNIGHT COURIER, OR (iii) ON THE NEXT BUSINESS DAY AFTER TRANSMISSION IF TRANSMITTED BY TELECOPIER IN THE MANNER SET FORTH ABOVE (AND APPROPRIATE ANSWERBACKS HAVE BEEN RECEIVED). ANY PARTY HERETO MAY CHANGE ITS ADDRESS FOR PURPOSES HEREOF BY NOTICE TO THE OTHER PARTIES HERETO.

     8.6 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES HERETO. THIS AGREEMENT SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS, COMMITMENTS AND UNDERSTANDINGS AMONG THE PARTIES HERETO, WHETHER SUCH AGREEMENTS, COMMITMENTS OR UNDERSTANDINGS WERE ORAL OR WRITTEN, AND NEITHER PARTY HERETO HAS RELIED OR WILL RELY ON ANY REPRESENTATION OF THE OTHER EXCEPT TO THE EXTENT SET FORTH HEREIN.

     8.7 HEADINGS; CONTEXT. THE HEADINGS OF THE SECTIONS AND PARAGRAPHS CONTAINED IN THIS AGREEMENT ARE FOR CONVENIENCE OF REFERENCE ONLY AND DO NOT FORM A PART HEREOF AND IN NO WAY MODIFY, INTERPRET OR CONSTRUE THE MEANING OF THIS AGREEMENT.

     8.8 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, ALL OF WHICH SHALL BE CONSIDERED ONE AND THE SAME AGREEMENT, AND SHALL BECOME EFFECTIVE WHEN ONE OR MORE COUNTERPARTS HAVE BEEN SIGNED BY EACH OF THE PARTIES HERETO AND DELIVERED TO THE OTHER.

     8.9 BENEFIT. THIS AGREEMENT SHALL BE BINDING UPON AND SHALL INURE ONLY TO THE BENEFIT OF THE PARTIES HERETO, AND THEIR PERMITTED ASSIGNS HEREUNDER. THIS AGREEMENT SHALL NOT BE ASSIGNED BY ANY PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY. IN THE EVENT OF ANY PERMITTED ASSIGNMENT BY VITA, THE ASSIGNEE SHALL SUCCEED TO ALL OF THE RIGHTS AND OBLIGATIONS OF VITA UNDER THIS AGREEMENT; AND IN THE EVENT OF ANY PERMITTED ASSIGNMENT BY OMNI, THE ASSIGNEE SHALL SUCCEED TO ALL OF THE RIGHTS AND OBLIGATIONS OF OMNI UNDER THIS AGREEMENT.

     8.10 AMENDMENT AND WAIVER. THIS AGREEMENT MAY BE AMENDED, OR ANY PROVISION OF THIS AGREEMENT MAY BE WAIVED, PROVIDED THAT ANY SUCH AMENDMENT OR WAIVER SHALL BE BINDING ON VITA ONLY IF SUCH AMENDMENT OR WAIVER IS SET FORTH IN A WRITING EXECUTED BY VITA, AND PROVIDED THAT ANY SUCH AMENDMENT OR WAIVER SHALL BE BINDING ON OMNI ONLY IF SUCH AMENDMENT OR WAIVER IS SET FORTH IN A WRITING EXECUTED BY OMNI. THE WAIVER OF ANY PARTY HERETO OF A BREACH OF ANY PROVISION OF THIS AGREEMENT SHALL NOT OPERATE OR BE CONSTRUED AS A WAIVER OF ANY OTHER BREACH.

     8.11 PUBLIC ANNOUNCEMENTS. EXCEPT AS MAY BE REQUIRED BY LAW, NEITHER

PARTY SHALL MAKE ANY PUBLIC ANNOUNCEMENT OR FILING WITH RESPECT TO THE TRANSACTIONS PROVIDED FOR HEREIN WITHOUT THE PRIOR CONSENT OF THE OTHER PARTY HERETO.

     8.12 FURTHER ASSURANCES. AFTER THE CLOSING, OMNI AND VITA SHALL PERFORM SUCH FURTHER ACTS AS MAY BE NECESSARY TO EFFECTUATE THE TRANSACTION AS SET FORTH IN SECTION 1.1 HEREOF AND OTHERWISE COMPLY WITH THE TERMS OF THIS AGREEMENT.

     8.13 ATTORNEYS' FEES. IN ANY ACTION AT LAW OR IN EQUITY TO ENFORCE OR CONSTRUE ANY PROVISIONS OR RIGHTS UNDER THIS AGREEMENT, THE UNSUCCESSFUL PARTY OR PARTIES TO SUCH LITIGATION, AS DETERMINED BY A COURT PURSUANT TO A FINAL ORDER, JUDGMENT OR DECREE, SHALL PAY TO THE SUCCESSFUL PARTY OR PARTIES ALL COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES INCURRED BY SUCH SUCCESSFUL PARTY OR PARTIES (INCLUDING, WITHOUT LIMITATION, SUCH COSTS, EXPENSES AND FEES ON ANY APPEAL), WHICH COSTS, EXPENSES AND ATTORNEYS' FEES SHALL BE INCLUDED AS PART OF ANY ORDER, JUDGMENT OR DECREE.

     8.14 SEVERABILITY. IN THE EVENT THAT ANY PARTICULAR PROVISION OR PROVISIONS OF THIS AGREEMENT OR THE OTHER AGREEMENTS CONTAINED HEREIN SHALL FOR ANY REASON HEREAFTER BE DETERMINED TO BE UNENFORCEABLE, OR IN VIOLATION OF ANY LAW, GOVERNMENTAL ORDER OR REGULATION, SUCH UNENFORCEABILITY OR VIOLATION SHALL NOT AFFECT THE REMAINING PROVISIONS OF SUCH AGREEMENTS, WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT AND BE BINDING UPON THE RESPECTIVE PARTIES HERETO.

     8.15 FAILURE OF CONDITIONS; TERMINATION. IN THE EVENT ANY OF THE CONDITIONS SPECIFIED IN THIS AGREEMENT SHALL NOT BE FULFILLED ON OR BEFORE THE CLOSING DATE, THE PARTIES, OR ANY ONE OF THEM, HAVE THE RIGHT EITHER TO PROCEED OR, UPON PROMPT WRITTEN NOTICE TO THE OTHER, TO TERMINATE AND RESCIND THIS AGREEMENT WITHOUT LIABILITY TO ANY OTHER PARTY. THE ELECTION TO PROCEED SHALL NOT AFFECT THE RIGHT OF SUCH ELECTING PARTY REASONABLY TO REQUIRE THE OTHER PARTY TO CONTINUE TO USE ITS EFFORTS TO FULFILL THE UNMET CONDITIONS.

     8.16 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or any specific terms or conditions hereof.

     8.17 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, Vita and Omni severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by his, her or its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     8.18 LITIGATION BY THIRD PARTIES. In the event that suit is brought by a third party to enjoin or otherwise interfere with the consummation of the transactions contemplated herein, the parties agree that the bringing of such litigation shall not entitle any party hereto to terminate the within Agreement, but that the parties shall bring an action for declaratory relief before a court of competent jurisdiction and shall terminate this Agreement if such court adjudges termination to be required by the rights of such third party.

     8.19 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of the Transferred Assets or any part thereof shall be upon Omni at all times prior to the Closing Date. Prior to the Closing Date, in the event of any such loss, damage, impairment, confiscation or condemnation, the proceeds of, or any claim for any loss payable under, each of Omni's insurance policy, judgment or award with respect thereto shall be payable to Omni, and Omni shall have no obligation to Vita to repair, replace or restore any such property or to pay all or any part of such proceeds to Vita.

     8.20 COMPLIANCE WITH BULK SALES LAWS. Each of Omni and Vita hereby waives compliance by the other party with the provisions of the "bulk sales laws" of any jurisdiction which may be applicable to the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

                               "Vita"

                               VITACOST.COM, INC., a Delaware corporation


                               By:    /s/ WAYNE GORSEK
                                    --------------------------------------------
                                        Wayne Gorsek, Chief Executive Officer


                               "Omni"

                               OMNI NUTRACEUTICALS, INC., a Utah corporation


                               By:  /s/ KLEE IRWIN
                                    --------------------------------------------
                                        Klee Irwin, President